UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 5, 2017
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, Flex Pharma, Inc. (the "Company") announced that William McVicar, Ph.D., age 59, has joined the Company as its President, Research and Development. Prior to joining the Company, Dr. McVicar served in various leadership roles at Inotek Pharmaceuticals Corporation ("Inotek"). From September 2007 until January 2009, Dr. McVicar was the Executive Vice President, Pharmaceutical Development of Inotek and served as Inotek’s Executive Vice President and Chief Scientific Officer from January 2009 until October 2016. Dr. McVicar also served as Inotek's interim President from May 2013 until August 2014. Dr. McVicar received a B.S. from the State University of New York College at Oneonta and a Ph.D. in Chemistry from the University of Vermont.

In connection with Dr. McVicar's appointment, the Company and Dr. McVicar entered into an Executive Employment Agreement (the "Employment Agreement"). Pursuant to the Employment Agreement, Dr. McVicar will receive an annual base salary of $380,000 and is eligible for an annual bonus that targets 40% of his annualized base salary based upon an assessment of Dr. McVicar's performance and the attainment of targeted goals established for the Company by the Board of Directors of the Company (the "Board"). In the event that he is terminated without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Employment Agreement), Dr. McVicar will be entitled to severance in the form of salary continuation for nine months at his then-current base salary. Dr. McVicar will also be eligible for all other compensation and benefit plans available to the Company's employees.

In connection with his appointment, Dr. McVicar will receive a stock option to purchase 200,000 shares of the Company's Common Stock at a price per share equal to the closing price of the Company's Common Stock on the date of grant. The stock option will vest over a four-year period, with 25% of the shares of Common Stock subject to the stock option vesting on the first anniversary of Dr. McVicar's start date, and the remaining 75% vesting monthly over the subsequent three-year period, subject to Dr. McVicar's continuing employment with the Company. In the event that he is terminated without Cause or resigns for Good Reason during the period beginning 30 days prior to and ending 12 months following a Change in Control (as defined in the Employment Agreement), then Dr. McVicar will be entitled to the acceleration of vesting of 100% of his outstanding unvested equity awards.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The press release announcing Dr. McVicar's appointment is filed as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, effective as of April 5, 2017, between the Company and William McVicar
99.1	Press Release dated April 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: April 5, 2017
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement, effective as of April 5, 2017, between the Company and William McVicar
99.1	Press Release dated April 5, 2017